THIS AMENDMENT, dated as of February 1, 2008 to the License Agreement dated as of November 27, 2007 (the "License Agreement") between Cherry Tankers Ltd., an Israeli corporation (the "Licensor") and Cherry Tankers, Inc., a Delaware corporation (the "Licensee").

WITNESSETH

WHEREAS, the Licensor and the Licensee have previously entered into the License Agreement; and

WHEREAS, pursuant to the License Agreement, the Licensee obtained a license with respect to certain Products and Technology (as defined in the License Agreement) in consideration for which the Licensee is required to make certain payments to the Licensor (the "Payments"); and

WHEREAS, the Licensor and the Licensee wish to amend the schedule pursuant to which the Payments are to be made;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the License Agreement.

2. Exhibit B to the License Agreement shall be deleted and replaced with the following:

EXHIBIT B

Fee Payment Schedule

Installment	Amount	Date
1st installment	$20,000	July 15, 2008
2nd installment	$50,000	September 15, 2008
3rd installment	$50,000	November 15, 2008
4th installment	$30,000	February 15, 2009

3. Except as otherwise amended by this Amendment, the License Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date and year first above written.

CHERRY TANKERS LTD.

By: Ofer Ben-Ner
Title: President

CHERRY TANKERS INC.

By: Dr. Reuven Gepstein
Title: President